CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF TRUST

OF

OLD MUTUAL INSURANCE SERIES FUND

The undersigned, desiring to amend the Certificate of Trust filed with the Delaware Department of State on December 11, 2000, as amended on November 14, 2005 (the “Certificate”), pursuant to the provisions of Title 12, Section 3810 of the Delaware Statutory Trust Act, does hereby certify as follows:

1.	The name of the trust is “Old Mutual Insurance Series Fund” (the “Trust”)

2.	The Certificate is hereby amended as follows:

ARTICLE II

The names and business addresses of the trustees of the Trust are:

John R. Bartholdson
4643 South Ulster Street, Suite 600
Denver, Colorado 80237

Jettie M. Edwards
4643 South Ulster Street, Suite 600
Denver, Colorado 80237

Albert A. Miller
4643 South Ulster Street, Suite 600
Denver, Colorado 80237

Thomas M. Turpin
4643 South Ulster Street, Suite 600
Denver, Colorado 80237

Leigh A. Wilson
4643 South Ulster Street, Suite 600
Denver, Colorado 80237

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Certificate of Trust of Old Mutual Insurance Series Fund this 11th day of June, 2007.

/s/ Leigh A. Wilson_________________
By: Leigh A. Wilson
Title: Trustee and Chairman of the Trust